Exhibit 10.24

THIS WARRANT AND THE SHARES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT (ONTARIO) (THE “SECURITIES ACT”) AND CERTAIN RESTRICTIONS UPON TRANSFER PURSUANT TO THE TERMS HEREOF AND ANY SHARES OR OTHER SECURITIES FOR WHICH THIS WARRANT MAY BE EXCHANGED  ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS PURSUANT TO THE SECURITIES ACT AND TO CERTAIN RESTRICTIONS UPON TRANSFER PURSUANT TO THE ARTICLES OF THE CORPORATION.

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) MAY 23, 2023, AND (ii) THE DATE THE CORPORATION BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

WARRANT TO PURCHASE NON-VOTING COMMON SHARES

Corporation: Xanadu Quantum Technologies Inc., a corporation existing under the federal laws of Canada

Number of Shares: 13,999, plus all Additional Shares (as herein after defined) which the Holder is entitled to purchase; and subject to adjustment in accordance with the terms hereof

Type of Shares: Non-Voting Common Shares

Exercise Price: US$12.94 per Non-Voting Common Share, subject to adjustment in accordance with the terms hereof

Issue Date: May 23, 2023

Expiry Date: May 23, 2035, provided that, if such date is not a Business Day, the Expiry Date will be the next succeeding Business Day

Credit Facility:	This Warrant Certificate is issued in connection with that certain Credit Agreement of even date herewith among Royal Bank of Canada, as lender, the Corporation, as borrower, Xanadu Quantum Technologies Holdings ULC, as guarantor and the other guarantors from time to time party to the agreement, as guarantors (as amended and/or modified and in effect from time to time, the “Credit Agreement”)

THIS WARRANT CERTIFICATE PROVIDES THAT, for good and valuable consideration, ROYAL BANK OF CANADA (together with any successor or permitted assignee or transferee of the Warrants or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase that number of fully paid and non-assessable Non-Voting Common Shares in the capital of the Corporation (the “Non-Voting Common Shares”) at the Exercise Price, all as set forth above and as adjusted pursuant to Section 5 of this Warrant Certificate, subject to the provisions and upon the terms and conditions set forth in herein. In addition and without limiting the foregoing, upon receipt by the Corporation of a Term Loan Advance (as defined in the Credit Agreement) in any amount, the Corporation shall be deemed to have automatically granted to Holder, in addition to the number of Non-Voting Common Shares which this Warrant can otherwise be exercised for by the Holder, the right to purchase, pursuant to and in accordance with the terms hereof, an additional 13,999 Non-Voting Common Shares in the capital of the Corporation (such additional shares, the “Additional Shares”) at the Exercise Price.

1. Definitions. As used in this Warrant Certificate, the following terms have the respective meanings set forth below:

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Corporation other than to a wholly owned subsidiary for the purpose of completing a corporate reorganization of the Corporation and such subsidiary; (ii) any merger, arrangement, amalgamation or consolidation of the Corporation into or with another person or entity (other than a merger, arrangement, amalgamation or consolidation effected exclusively to change the Corporation’s domicile), or any other corporate reorganization, in which the shareholders of the Corporation (and their affiliates) in their capacity as such immediately prior to such merger, arrangement, amalgamation, consolidation or reorganization, own less than a majority of the Corporation’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, arrangement, amalgamation, consolidation or reorganization; or (iii) any sale or other transfer by the shareholders of the Corporation, to an arm’s-length unrelated party or parties, of shares representing at least a majority of the votes attaching to the Corporation’s then-total outstanding combined voting equity securities. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Corporation of shares in the capital of the Corporation or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares in the capital of the Corporation to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Corporation.

“Affiliate” means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any other Person, whether through the ownership of voting securities, or by contract or otherwise.

“Applicable Securities Laws” means, collectively, all applicable securities laws (including rules, regulations, policies and instruments enacted thereunder) in each of the jurisdictions in which the Warrants or the Non-Voting Common Shares issuable upon exercise of the Warrants are issued and acquired and all applicable rules and policies of the TSX or any stock exchange on which the Common Shares may be listed from time to time.

“Business Day” means any day, except a Saturday, a Sunday or a day on which major banks are closed for business in Toronto, Ontario.

“Capital Reorganization” has the meaning set forth in Section 5(e).

“Cash/Public Acquisition” has the meaning set forth in Section 3(b).

“Common Share Reorganization” has the meaning set forth in Section 5(a).

“Common Shares” means the Common Shares in the capital of the Corporation.

“Convertible Securities” means securities of the Corporation (other than Warrants) or of any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares.

“Corporation” has the meaning set forth in the preamble above.

“Current Market Price” in respect of a Common Share at any date means the VWAP for the 20 consecutive Trading Days ending on the fifth Trading Day before such date on the TSX or, if the Common Shares are not listed on the TSX, then on such other stock exchange on which the Common Shares are then listed as may be selected by the Directors or, if the Common Shares are not then listed on a stock exchange, on the over-the-counter market; provided that, if there is no market for the Common Shares during all or part of such period during which the Current Market Price thereof would otherwise be determined, the Current Market Price in respect of a Common Share shall in respect of all or part of the period be determined by an independent nationally recognized accounting firm chosen by the Corporation.

“Directors” means the board of directors of the Corporation or, whenever duly empowered by a resolution of the board of directors of the Corporation, a committee of the board of directors of the Corporation, and reference to approval by the Directors means approval by the directors of the Corporation as a board or approval by any such committee of the board as a committee.

“Exercise Date” means, with respect to any Warrant, the date on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Section 2(a).

“Exercise Form” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the preamble.

“Expiry Date” has the meaning set forth in the preamble.

“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date.

“Holder” has the meaning set forth in the preamble above and includes its legal successors and permitted assigns.

“Initial Public Offering” means the closing of the Corporation’s first firm commitment underwritten initial public offering of Common Shares or Convertible Securities in conjunction with the listing of such Common Shares or Convertible Securities on any securities exchange, which shall be deemed to have occurred upon the consummation of the listing transaction as prescribed under the listing rules of the applicable securities exchange.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar reporting requirements of applicable securities laws in Canada, and is then current in its filing of all required reports and other information under the Securities Act of 1933 and the Exchange Act or under such applicable securities laws in Canada; (ii) the class of shares or other security of the issuer that would be received by the Holder in connection with the Acquisition were Holder to exercise the Warrants in full on or prior to the closing thereof is then traded or quoted on a U.S. or Canadian nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”); and (iii) (x) if such Trading Market is a Trading Market in Canada, Holder would be able to publicly re-sell, immediately following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by the Holder in such Acquisition were Holder to exercise the Warrants in full on or prior to the closing of such Acquisition, or (y) if such Trading Market is a Trading Market in the United States, the Holder would be able to publicly re-sell, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by the Holder in such Acquisition were the Holder to exercise the Warrants in full on or prior to the closing of such Acquisition.

“Offered Shares” has the meaning set forth in Section 5(b).

“Person” means any individual, sole proprietorship, partnership, limited partnership, unlimited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Rights Offering” has the meaning set forth in Section 5(b).

“Shareholders’ Agreements” has the meaning set forth in Section 2(g).

“Special Distribution” has the meaning set forth in Section 5(c).

“Trading Day” means, with respect to the TSX or other market for securities, any day on which such exchange or market is open for trading or quotation.

“Transfer Form” has the meaning set forth in Section 6.

“TSX” means the Toronto Stock Exchange or its successor or successors.

“VWAP” means the volume weighted average trading price of the Common Shares on the TSX or such other principal stock exchange on which the Common Shares are trading, calculated by dividing the total value by the total volume of Common Shares traded for the relevant period.

“Warrant Certificate” means this warrant certificate, together with all Schedules, as it may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time in accordance with the terms hereof.

“Warrants” means the Warrants represented by this Warrant Certificate.

2. Exercise of Warrants.

(a) Subject to the provisions hereof, the Warrants may be exercised by the Holder at any time up to the Expiry Time, in whole or in part, by delivering to the Corporation this Warrant Certificate together with a duly executed exercise form in substantially the form attached hereto as Schedule A (the “Exercise Form”), and, unless the Holder is exercising this Warrant Certificate pursuant to a cashless exercise set forth in Section 2(b), a cheque, wire transfer of same-day funds (to an account designated by the Corporation), or such other form of payment acceptable to the Corporation for the aggregate Exercise Price for the Common Shares being purchased. In no event shall an original wet ink-signed paper copy of this Warrant Certificate be required for any exercise of the Holder’s rights hereunder, nor shall this Warrant Certificate or any physical copy thereof be required to be physically surrendered at the time of any exercise hereof.

(b) On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 2(a) above, but otherwise in accordance with the requirements of Section 2(a), Holder may elect to receive Non-Voting Common Shares equal to the value of this Warrant, or portion hereof as to which this Warrant Certificate is being exercised net of the Exercise Price thereof. Thereupon, the Corporation shall issue to the Holder such number of fully paid and non-assessable Non-Voting Common Shares as are computed using the following formula:

X =	Y(A-B)/A

where:

X =	the number of Non-Voting Common Shares to be issued to the Holder;

Y =	the number of Non-Voting Common Shares with respect to which this Warrant Certificate is being exercised (inclusive of the Shares surrendered to the Corporation in payment of the aggregate Exercise Price);

A =	the Current Market Price of one Non-Voting Common Share; and

B =	the Exercise Price

(c) The Corporation agrees that, upon the exercise of Warrants pursuant to Section 2(a), the Non-Voting Common Shares to be acquired in connection with such exercise shall be and shall be deemed to be issued to the Holder as the registered owner of such Non-Voting Common Shares as of the close of business on the Exercise Date. Certificates representing the Non-Voting Common Shares to which the Holder is entitled upon exercise of the Warrants shall be delivered to the Holder within a reasonable time, not exceeding five (5) Business Days, following the Exercise Date.

(d) In the event of an exercise of Warrants for a number of Non-Voting Common Shares that is less than the number to which the Holder is entitled, the Holder shall be entitled to receive, upon exercise pursuant to Section 2(a), a new Warrant Certificate representing the balance of Warrants held by the Holder and which were not exercised.

(e) Notwithstanding anything herein (including any adjustment contemplated in Section 5), the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Non-Voting Common Shares. Any fractional Non-Voting Common Shares shall be rounded down to the nearest whole number and the Holder shall not be entitled to any compensation in respect of any fractional Non-Voting Common Shares which are not issued.

(f) In the event that, upon the Expiry Date, the Current Market Price of one Non-Voting Common Share is greater than the Exercise Price on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2(b) above as to all Non-Voting Common Shares (or such other securities) for which it shall not previously have been exercised, and the Corporation shall, within a reasonable time, deliver a certificate representing the Non-Voting Common Shares issued upon such exercise to the Holder.

(g) Upon the exercise of any Warrants and solely with respect to the Non-Voting Common Shares issued thereupon, if the Corporation so requests in writing, the Holder shall become a party to the Corporation’s then-effective unanimous shareholders’ agreement, right of first refusal and co-sale agreement, voting agreement and/or each other agreement entered into among, inter alios, the Corporation and holders of the outstanding Common Shares, each as may be amended and in effect from time to time (collectively, the “Shareholders’ Agreements”), by execution and delivery to the Corporation of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, provided that each such Shareholders’ Agreement is by its terms in force and effect at the time of such exercise.

3. Treatment of Warrant Upon Acquisition of Corporation.

(a) In the event of an Acquisition in which the consideration to be received by the Corporation’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the Current Market Price per one Non-Voting Common Share would be greater than the Exercise Price in effect on such date immediately prior to such Cash/Public Acquisition, and the Holder has not exercised this Warrant pursuant to Section 2(a) above as to all Warrants, then all outstanding Warrants shall automatically be deemed to be exercised in a Cashless Exercise pursuant to Section 2(b) above as to all Non-Voting Common Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, the Corporation shall promptly notify the Holder of the number of Non-Voting Common Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the Current Market Price per one Non-Voting Common Share would be less than the Exercise Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(b) Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Non-Voting Common Shares issuable upon exercise of the unexercised portion of this Warrant as if such Non-Voting Common Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

4. Covenants. The Corporation hereby covenants and agrees as follows:

(a) All Non-Voting Common Shares issued pursuant to the valid exercise of Warrants are reserved or authorized for issuance and shall be issued as fully-paid and non-assessable.

(b) At all times prior to the Expiry Date, while any of the Warrants are outstanding, the Corporation shall reserve, and there shall be conditionally allotted but unissued out of its authorized capital, that number of Non-Voting Common Shares sufficient to enable the Corporation to meet its obligations hereunder.

5. Adjustment to Exercise Price and Number of Non-Voting Common Shares Issuable upon Exercise of Warrants. The Exercise Price and the number of Non-Voting Common Shares issuable to the Holder upon exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a) If, at any time prior to the Expiry Time, the Corporation shall:

(i)	subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares;

(ii)	consolidate, reduce or combine its then outstanding Common Shares into a lesser number of Common Shares; or

(iii)	issue Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares as a stock dividend or other distribution (other than a dividend paid in the ordinary course or Common Shares received, at the holder’s option, in lieu of a cash dividend paid in the ordinary course);

(any such event being referred to as a “Common Share Reorganization”), the Exercise Price shall be adjusted, effective immediately after the effective date of a Common Share Reorganization referred to in Section 5(a)(i) or Section 5(a)(ii) or the record date at which holders of Common Shares are determined for purposes of the Common Share Reorganization referred to in Section 5(a)(iii), by multiplying the Exercise Price in effect immediately prior to such effective date or record date, as the case may be, by a fraction of which:

(A)	the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such Common Share Reorganization; and

(B)	the denominator shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of a distribution of Convertible Securities, the number of Common Shares that would have been outstanding if such Convertible Securities had been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 5(a)(iii) as a result of the distribution of Convertible Securities, the Exercise Price shall be readjusted after the expiration of any relevant exchange or conversion right to the number of Common Shares which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(b) If, at any time prior to the Expiry Time, the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of not more than 30 days from such record date at a price per share (or at a conversion price per share) of less than the Exercise Price on such record date (any of such issuance being referred to as a “Rights Offering” and the Common Shares that may be acquired under the Rights Offering, or upon exchange, exercise or conversion of Convertible Securities acquired under the Rights Offering, being referred to as the “Offered Shares”), the Exercise Price shall be adjusted, effective immediately after such record date, by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the sum of:

(A)	the total number of Common Shares outstanding as of the record date for the Rights Offering; and

(B)	a number equal to the quotient obtained by dividing the aggregate price of the Offered Shares (consisting of the product of either (1) the number of Offered Shares and the subscription or purchase price for each Offered Share or (2) the maximum number of Offered Shares for or into which the Convertible Securities may be exchanged or converted and the conversion price for each Offered Share) by the Current Market Price of the Common Shares on the record date; and

(ii)	the denominator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Common Shares of all Convertible Securities issued upon exercise of such rights, options or warrants, if any).

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 5(b) as a result of the Corporation fixing a record date for a Rights Offering, the Exercise Price shall be readjusted based on the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Offered Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation made pursuant to Section 5(b).

(c) If, at any time prior to the Expiry Time, the Corporation issues or distributes to all or substantially all the holders of its outstanding Common Shares:

(i)	shares in the capital of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants (excluding rights, options or warrants subject to Section 5(b));

(iii)	evidences of indebtedness; or

(iv)	any other cash, securities or other property or assets;

and such issuance or distribution does not result in an adjustment pursuant to Section 5(a) or Section 5(b) (any such event being referred to as a “Special Distribution”), the Exercise Price shall be adjusted, effective immediately after the record date on which the holders of Common Shares are determined for purposes of the Special Distribution, by multiplying the Exercise Price in effect on the record date by a fraction:

(A)	the numerator of which shall be the difference between: (1) the product of the number of Common Shares outstanding on the record date and the Current Market Price on such record date, and (2) the aggregate fair market value, as determined by the Directors acting reasonably and in good faith (whose determination shall be conclusive absent manifest error) of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product of the number of Common Shares outstanding on the record date and the Current Market Price on such record date.

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 5(c) as a result of the Corporation fixing a record date for a Special Distribution, the Exercise Price shall be readjusted based on the shares, rights, options, warrants, evidences of indebtedness or other assets actually distributed or the number of Common Shares or Convertible Securities actually delivered upon the exercise of rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation made pursuant to Section 5(c).

(d) If, at any time prior to the Expiry Time, any adjustment in the Exercise Price shall occur as a result of the operation of Section 5(a), Section 5(b) or Section 5(c), then the number of Common Shares issuable upon exercise of a Warrant shall be simultaneously adjusted by multiplying the number of Common Shares issuable upon exercise of a Warrant in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price, in each case, subject to readjustment upon the operation of, and in accordance with, the provisions of Section 5(a), Section 5(b) and Section 5(c).

(e) If, at any time prior to the Expiry Time, there is any:

(i)	reclassification or redesignation of the Common Shares or a change, exchange or conversion of the Common Shares into or for other shares or securities or property or any other capital reorganization (other than a Common Share Reorganization);

(ii)	a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person which results in the cancellation, reclassification or redesignation of the Common Shares or a change, exchange or conversion of the Common Shares into or for other shares or securities or property; or

(iii)	the transfer of all or substantially all the property and assets of the Corporation, directly or indirectly, to another Person (other than a directly or indirectly wholly-owned subsidiary of the Corporation);

(any of such events being herein referred to as “Capital Reorganization”), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, the Holder shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon such exercise, in lieu of the number of Non-Voting Common Shares to which the Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares or other securities or property of the Corporation or the Person resulting from such Capital Reorganization that the Holder would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, the Holder had been the registered holder of the number of Non-Voting Common Shares to which the Holder was theretofore entitled upon exercise of such Holder’s Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may be reasonably possible, with respect to any shares, other securities or property to which the Holder be is entitled on the exercise of the Warrants.

(f) The following rules and procedures shall be applicable to adjustments made pursuant to this Section 5:

(i)	The adjustments provided in Section 5 shall be cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur. No adjustment of the Exercise Price shall be required under Section 5(a), Section 5(b) or Section 5(c) unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect; provided that, any adjustments which by reason of this Section 5(f)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii)	Notwithstanding anything in this Section 5, no adjustment shall be made under this Section 5 if the issue of Common Shares, rights, options, warrants or Convertible Securities is being made pursuant to this Warrant Certificate or any stock option, stock purchase, restricted share plan or other equity compensation plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation or to satisfy the terms of existing securities or other instruments issued and outstanding as at the date of this Warrant Certificate.

(iii)	No adjustment shall be made under this Section 5 if the Holder is entitled to participate in any event described in this Section 5 on the same terms mutatis mutandi as if the Holder had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event.

(iv)	If the Corporation, after the date hereof, shall take any action affecting the Non-Voting Common Shares other than the actions described in this Section 5 which, in the opinion of the Directors would materially affect the rights of the Holder, then either or both of the Exercise Price and the number of Non-Voting Common Shares which are to be received upon the exercise of the Warrants shall be adjusted in such manner, if any, and at such time, by action of the Directors, in their discretion as they may reasonably determine to be equitable to the Holder in such circumstances; provided that, no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof and subject to the prior consent of the TSX or any other exchange on which the Corporation’s securities are then listed.

(v)	If the Corporation shall set a record date to determine holders of Non-Voting Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Non-Voting Common Shares issuable upon exercise of the Warrants shall be required by reason of the setting of such record date.

(vi)	In any case in which this Section 5 shall require that an adjustment shall be made effective immediately after a record date for an event specified herein, the Corporation may defer, until the occurrence of such event: (A) issuing to the Holder, to the extent that Warrants are exercised after such record date and before the occurrence of such event, the additional Non-Voting Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event, and (B) delivering to such Holder any distribution declared with respect to such additional Non-Voting Common Shares or other securities after such exercise date and before such event; provided, however, that, upon request by the Holder, the Corporation shall deliver to such Holder an appropriate instrument evidencing the right of such Holder upon the occurrence of the event requiring the adjustment to an adjustment in the Exercise Price or the additional Non-Voting Common Shares or other securities issuable upon such exercise by reason of the adjustment and to any distributions declared with respect to such additional Non-Voting Common Shares or other securities issuable upon exercise of any Warrant.

(vii)	At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, the Corporation shall deliver to the Holder a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, deliver to the Holder a certificate providing the computation of the adjustment.

(viii)	In the event of any question relating to the adjustments provided for in this Section 5, such question shall be conclusively determined by an independent nationally recognized accounting firm chosen by the Corporation and the Holder, each acting reasonably and such determination shall be binding upon the Corporation and the Holder.

6. Representations and Warranties. The Corporation represents and warrants to, and agrees with, the Holder as follows:

(a) The initial Exercise Price referenced on the first page of this Warrant Certificate is not greater than the price per share at which the Common Shares or options to purchase Common Shares were issued immediately prior to the Issue Date hereof.

(b) The number of Non-Voting Common Shares for which the Warrants represented by this Warrant Certificate are exercisable on and as of the Issue Date hereof represents not less than 0.10% of the total issued and outstanding shares in the capital of the Corporation, calculated on and as of the Issue Date hereof on a fully-diluted, common share-equivalent basis (but without excluding shares in the capital of the Corporation that are not convertible into Common Shares) assuming (i) the conversion into Common Shares of all outstanding securities and instruments (including, without limitation, securities deemed to be outstanding pursuant to clause (ii) of this Section 6(b)) convertible by their terms into Common Shares (regardless of whether such securities or instruments are by their terms now so convertible), (ii) the exercise in full of all outstanding options, warrants (including, without limitation, the Warrants represented by this Warrant Certificate) and other rights to purchase or acquire Common Shares or securities exercisable for or convertible into Common Shares (regardless of whether such options, warrants or other rights to purchase or acquire are by their terms now exercisable); and (iii) the inclusion of all Common Shares reserved for issuance under all of the Corporation’s equity incentive plans and not now subject to outstanding grants or options.

(c) All Non-Voting Common Shares which may be issued upon the exercise of the Warrants, have been reserved for issuance and shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under the constating documents of the Corporation or under applicable federal and provincial laws.

(d) The Corporation’s capitalization table attached hereto as Schedule B is true and complete, in all material respects, as of the Issue Date.

7. Accredited Investor Status and Transfer of Warrants.

(a) The Holder is an “accredited investor” within the meaning of either National Instrument 45-106 - Prospectus Exemptions or, in Ontario, Section 73.3 of the Securities Act, and is purchasing the Warrant pursuant to an exemption from the prospectus requirements of applicable securities law.

(b) The Holder understands that the purchase of this Warrant Certificate and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies and acknowledges that the Holder can bear the economic risk of the Holder’s investment in this Warrant Certificate and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant Certificate and its underlying securities and/or has a preexisting business relationship with the Corporation and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(c) Subject to Applicable Securities Laws, the Warrants are transferable by the Holder to any of its Affiliates upon completion and delivery by the Holder to the Corporation of the transfer form (the “Transfer Form”) substantially in the form attached to this Warrant Certificate as Schedule C . For the avoidance of doubt, it is understood and agreed that the Warrants are not transferable except as described in this Section 7 or with the prior written consent of the Corporation.

8. Legends on Common Shares. The certificates representing Non-Voting Common Shares issued upon the exercise of the Warrants shall bear the following legend:

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) MAY 23, 2023, AND (ii) THE DATE THE CORPORATION BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.”;

provided that: (i) such legend shall not be required on Non-Voting Common Share certificates issued at any time subsequent to the date which is four months plus one day after the later of the date: (x) of this Warrant Certificate; and (y) the Corporation becomes a “reporting issuer” in any province or territory of Canada and (ii) at any time subsequent to the date which is 4 months plus one day after the later of the date: (x) of this Warrant Certificate; and (y) the Corporation becomes a “reporting issuer” in any province or territory of Canada, any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends.

9. Register. The Corporation shall keep and properly maintain at its principal executive offices books for the registration of the Warrants and any transfers thereof. The Corporation may deem and treat the Person in whose name the Warrants are registered on such register as the Holder thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary, except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The Holder shall be entitled to the rights evidenced by such Warrants free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt by the Holder of the Non-Voting Common Shares purchasable pursuant to such Warrants shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of the Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

10. Notice of Certain Events. If, at any time prior to the Expiry Time, the Corporation proposes to:

(a) declare any dividend or distribution upon the outstanding shares in the capital of the Corporation, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares any additional shares of any class or series in the capital of the Corporation (other than pursuant to contractual pre-emptive rights and in accordance with the Shareholders’ Agreements, as applicable);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Common Shares;

(d) effect an Acquisition or to liquidate, dissolve or wind up;

(e) effect an Initial Public Offering;

then in connection with each such event, the Corporation shall give the Holder;

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding Non-Voting Common Shares will be entitled thereto) or for determining rights to vote, if any;

(2) in the case of the matters referred to in (c) and (d) above, at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding Non-Voting Common Shares will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as the Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the Initial Public Offering, at least seven (7) Business Days prior written notice of the date on which the Corporation proposes to file its prospectus.

11. Replacement of Warrant.

(a) Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Corporation, the Corporation at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Non-Voting Common Shares as the Warrants represented by the Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Corporation for cancellation.

(b) If at any time this Warrant Certificate is rejected by any person (including but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant Certificate based on this Warrant Certificate being presented to such person as an electronic record, a printout thereof, or any signature hereto being in electronic form, the Corporation hereby covenants and agrees that the Corporation shall, promptly upon the Holder’s written request, execute and deliver to the Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

12. Enurement and Successors.

(a) This Warrant Certificate enures to the benefit of the Holder and its successors and permitted assigns and will be binding upon the Corporation and its successors and permitted assigns.

(b) Nothing herein contained shall prevent any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person, or a transfer of all or substantially of the property and assets of the Corporation to any Person; provided, however, that, the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires all of substantially all of the property and assets of the Corporation shall, simultaneously with such consolidation, amalgamation, arrangement, merger or transfer, assume the due and punctual performance and observance of all the covenants to be performed or observed by the Corporation under this Warrant Certificate and succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such consolidation, amalgamation, arrangement, merger or transfer.

13. Not a Shareholder. The holding of Warrants shall not confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation, including the right to vote, to receive notice of or to attend meetings of shareholders or any proceeding of the Corporation, or the right to dividends and other distributions.

14. Notice. The Corporation shall notify the Holder forthwith of any change of the Corporation’s address. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.

If to the Corporation:	Xanadu Quantum Technologies Inc.
777 Bay Street, Suite 2902
Toronto, Ontario M5G 2C8
Email: [***]
Attention: Christian Weedbrook

with a copy to:	Osler, Hoskin & Harcourt LLP
1 First Canadian Place, Suite 6200, PO Box 50
Toronto, Ontario M5X 1B8
Email: [***] & [***]
Attention: Chad Bayne & Martha Martindale

If to the Holder:	Royal Bank of Canada
20 King Street West, 2nd Floor
Toronto, Ontario M5H 1C4
Email: [***]
Attention: Thomas Bird

with a copy to:	Aird & Berlis LLP
181 Bay Street, Suite 1800
Toronto, Ontario M5J 2T9
Attn: Tony Gioia Email: [***]

15. Headings. The headings contained in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

16. Amendment and Modification; Waiver. This Warrant Certificate may only be amended with the prior written consent of the Corporation and the Holder. Any such amendment shall be subject to all required approvals of the TSX, any other stock exchange on which the Common Shares are listed and any applicable securities regulatory authorities. No waiver by the Corporation or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Corporation or the Holder (as applicable). No waiver shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

18. Counterparts; Electronic Signatures. This Warrant Certificate may be executed in counterparts, all of which together shall constitute one and the same agreement. The Corporation and the Holder may execute this Warrant Certificate by electronic means and each party hereto recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant Certificate or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature.

19. Governing Law and Submission to Jurisdiction. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Corporation and, by its acceptance hereof, the Holder hereby attorn and submit to the exclusive jurisdiction of the courts of the province of Ontario in connection with this Warrant Certificate.

20. Further Assurances. The Corporation shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the Holder may reasonably require from time to time for the purpose of giving effect to this Warrant Certificate and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant Certificate.

21. Currency. All dollar amounts referred to in this Warrant Certificate are in United States dollars.

22. Choice of Language. The parties confirm that it is their express wish that this Warrant Certificate, as well as any other documents relating to this Warrant Certificate, including notices, schedules and authorizations, have been and shall be drawn in the English language only. Les parties aux présentes confirment leur volonté expresse que cette convention, de même que tous les documents s’y rattachant, y compris tous avis, annexes et autorisations s’y rattachant, soient rédigés en langue anglaise seulement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this has caused this Warrant Certificate to be duly executed by their duly authorized representatives effective as of the Issue Date written above.

Corporation:	XANADU QUANTUM TECHNOLOGIES INC.

	Per:	/s/ Christian Weedbrook
		Name:	Christian Weedbrook
		Title:	Chief Executive Officer

Holder:	ROYAL BANK OF CANADA

	Per:	/s/ Kashif Chandani
		Name:	Kashif Chandani
		Title:	Vice President, Banking, RBCx

SCHEDULE A

EXERCISE FORM

The undersigned Holder hereby exercises its right to purchase Non-Voting Common Shares (the “Non-Voting Common Shares”) in the capital of Xanadu Quantum Technologies Inc. (the “Corporation”) in accordance with the attached Warrant to Purchase Non-Voting Common Shares and tenders payment of the aggregate Exercise Price for such Non-Voting Common Shares as follows:

☐	cheque in the amount of US$ payable to order of the Corporation enclosed herewith

☐	Wire transfer of immediately available funds to the Corporation’s account

☐	Cashless Exercise pursuant to Section 2.2(b) of the Warrant

☐	Other [Describe] ___________________________________

Please issue a certificate or certificates representing the Non-Voting Common Shares in the name specified below:

Holder’s Name

(Address)

DATED this _________ day of __________________, 20__.

HOLDER:

Per:
Name:
Title:

SCHEDULE B

CAPITALIZATION TABLE

[***]

SCHEDULE C

TRANSFER FORM

TO: [CORPORATE ISSUER NAME]

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

(Social Insurance Number)

________________________ of the Warrants registered in the name of the undersigned transferor represented by the Warrant Certificate.

DATED this _________ day of ________________, 20____.

HOLDER:

Per:
Name:
Title:

Instructions:

The signature of the transferor must correspond with the name of the registered holder as set out in the preamble to the Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

The signature on the Transfer Form must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

The transfer of the Warrants is subject to the terms of the Warrant Certificate and applicable securities laws.